UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2012 (October 12, 2012)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 18, 2012, JDS Uniphase Corporation (the “Company”) entered into an agreement with OpSec Security, Inc. (“OpSec”) pursuant to which the Company agreed to sell its hologram business (the “Business”) to OpSec (the “Transaction”) for $11.5 million in cash, subject to adjustment based on the closing date net working capital of the Business. OpSec also agreed to pay up to a maximum additional amount of $4.0 million if the revenue generated by the Business exceeds a pre-determined target amount during the one-year period immediately following the closing.

On October 12, 2012, the Company completed the Transaction and received consideration of $11.5 million excluding external transaction related costs.

Item 8.01 Other Events

On October 15, 2012, the Company issued a press release announcing the completion of the Transaction described above, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2012 and unaudited pro forma condensed consolidated statements of operations of the Company for the fiscal years ended June 30, 2012, July 2, 2011 and July 3, 2010, in each case giving effect to the Transaction, are filed as Exhibit 99.2 to this Form 8-K and are incorporated by reference herein.

Exhibit No.	Description

99.1	Press release dated October 15, 2012
99.2

Unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2012; unaudited pro forma condensed consolidated statements of operations of the Company for the fiscal years ended June 30, 2012, July 2, 2011 and July 3, 2010; and notes related thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

	By:	/s/ Rex S. Jackson
Rex S. Jackson
Senior Vice President, Business Services
Acting Chief Financial Officer

October 16, 2012